Exhibit 10.1

SUBJECT TO F.R.E. 408

STANDSTILL AND OPTION AGREEMENT

This Standstill and Option Agreement is entered into this 23 day of January, 2009 between plaintiff OPTi, Inc. and Renesas Technology Corp. and Renesas Technology America, Inc.

1. Definitions:

a. “OPTi” shall mean plaintiff OPTi, Inc. a California corporation, with its principal place of business at 3430 West Bayshore Road, Palo Alto, California 94303.

b. “OPTi Representative” shall mean employees, officers, and directors, of OPTi in their individual capacities and specifically does not mean such persons in their capacity as an employee, officer, director, representative or agent of any entity other than OPTi or any OPTi Subsidiary. OPTi Representatives does not include counsel for OPTi.

c. “OPTi Subsidiary” means an individual or entity that is or becomes controlled by OPTi, directly or indirectly, or through one or more intermediaries. For purposes of this definition, “control” means beneficial ownership of more than fifty percent (50%) of the voting power of such entity entitled to vote in the election of directors or similar managing authority of such individual or entity.

d. “OPTi Group” shall mean OPTi, OPTi Representatives and OPTi Subsidiaries.

e. “Renesas” shall mean Renesas Technology Corp., a Japanese corporation, with its principal office at 2-6-2 Ote-machi, Chiyoda-ku, Tokyo 100-0004.

f. “Renesas America” shall mean defendant Renesas Technology America, Inc., a Delaware Corporation, with its principal place of business at 450 Holger Way, San Jose, California 95134.

g. “Renesas Subsidiary” means an individual or entity that is or becomes controlled by Renesas, directly or indirectly, or through one or more intermediaries. For purposes of this definition, “control” means beneficial ownership of more than fifty percent (50%) of the voting power of such entity entitled to vote in the election of directors or similar managing authority of such individual or entity.

h. “Renesas Group” shall mean Renesas, Renesas America, and Renesas Subsidiaries.

i. The “Parties” shall mean OPTi, Renesas, and Renesas America jointly or severally.

j. The “LPC Patents” shall mean United States Patents 5,944,807 and 6, 098,141 and all continuations, continuations in part, divisional or other counterpart (in the United States or other country) of the applications which led to those patents.

k. The “Action” shall mean OPTi, Inc. v. Advanced Micro Devices, Inc., 2:07-CV-278 (E.D. Texas).

l. “Renesas’ Co-Defendants” shall mean the named defendants in the Action other than Renesas America.

m. “ Renesas Products” shall mean products made, sold, distributed and/or developed by or for a member of Renesas Group.

n. “Renesas Customers” shall mean direct or indirect purchasers of the Renesas Products.

o. “Final Resolution” of the Action shall occur upon the earlier of (i) the resolution of all claims and counterclaims in the Action via any combination of the dismissal of claims and counterclaims, the entry of final judgment as to all claims and counterclaims, and/or the waiver of all rights of appeal as to such judgments, or (ii) the passage of five (5) years from the effective date of this Standstill and Option Agreement.

p. “Presnoop Patents” shall mean United States Patents No. 5,710,906, 5,813,036, or 6,405,291 and all continuation, continuation in part, divisional or other counterpart (in the United States or other country) of the applications which led to those patents.

q. “Other OPTi Patents” shall mean all patents and applications in any country owned or controlled by OPTi Group now or in the future, including but not limited to the patents listed in Exhibit B and any continuation, continuation in part, divisional or other counterpart (in the United States or other country) of the applications which led to those patents, and specifically does not include any of the LPC Patents or the Presnoop Patents.

r. The “OPTi Patents” shall mean the LPC Patents, the Presnoop Patents, and the Other OPTi Patents.

Standstill and Option Payment by Renesas

2. Renesas shall pay to OPTi the amount of $750,000USD within 20 business days of Renesas’s receipt from OPTi of the Tax Exemption Documents described in Paragraph 3.

3. All payments under this Standstill and Option Agreement shall be made by telegraphic transfer to the designated account of OPTi in United States Dollars. OPTi shall provide to Renesas all completed documents necessary to apply for an exception to taxation in Japan under the Convention Between the Government of Japan and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion (“Tax Exemption Documents”). In the event that OPTi provides the completed Tax Exemption Documents and assists Renesas in good faith in applying for an exception, Renesas shall make all payments under this Standstill and Option Agreement without any deduction for taxes or charges of any kind.

Standstill Agreement

4. Within 5 business days of the execution of this Standstill and Option Agreement, OPTi and Renesas America will file a Stipulation of dismissal without prejudice as to all claims currently pending between them, each side to bear its own fees and costs. The Stipulation of dismissal shall be in the form attached hereto as Exhibit A.

5. Commencing upon entry of the stipulated dismissal described in Paragraph 4, and continuing for sixty (60) days after OPTi provides notice to Renesas of the Final Resolution of the Action pursuant to Paragraph 11 (the “Standstill Period”), OPTi Group shall refrain from bringing suit against any member of Renesas Group for any claim except for a claim for the enforcement or performance of this Standstill and Option Agreement.

6. During the Standstill Period, OPTi Group shall refrain from bringing suit against any Renesas Customers for any claim arising by reason of any alleged act of infringement of the OPTi Patents, whether directly or indirectly, by a Renesas Product, whether alone or in combination with other devices. In the event that any Renesas Customer brings suit against OPTi seeking a declaratory judgment as to the infringement, validity, and/or enforceability of an OPTi Patent, OPTi may seek relief for any infringement of the OPTi Patent which OPTi, in its sole discretion, believes such Renesas Customer to have engaged in.

7. Nothing in Paragraphs 5 or 6 of this Standstill and Option Agreement shall constitute or give rise to any release or license of Renesas Group or any Renesas Customers for any past or future infringement of the any OPTi Patent. Any damages or other monetary recovery to which OPTi may be entitled by reason of any infringement of any OPTi Patent by Renesas Group or Renesas Customers shall continue to accrue during the Standstill Period, and nothing in this Standstill and Option Agreement will waive, diminish, abate, or otherwise limit OPTi’s right to any monetary or injunctive relief in the event that OPTi may bring suit against Renesas Group or a Renesas Customer in the future without the breach of a provision of this Standstill and Option Agreement.

8. In the event that OPTi brings suit against Renesas Group or a Renesas Customer in the future without the breach of a provision of this Standstill and Option Agreement, neither Renesas Group nor the Renesas Customer shall rely on the Standstill Period as the basis for a claim of laches or estoppel. Notwithstanding the foregoing, nothing in this Standstill and Option Agreement will waive, diminish, abate, or otherwise limit the ability of Renesas Group or a Renesas Customer from claiming laches or estoppel for the periods preceding and following the Standstill Period, alone or in combination.

9. During the Standstill Period and for a period of 30 days there after, Renesas Group shall refrain from bringing suit seeking a declaration as to the noninfringement, invalidity, or unenforceability of the OPTi Patents, or seeking reexamination or reissuance of the OPTi Patents or similar relief, except in response to an action filed: (i) against a member of Renesas Group for infringement of the OPTi Patents; or (ii) against Renesas Customers for any claim arising by reason of any alleged act of infringement of the OPTi Patents, whether directly or indirectly, by a Renesas Product, whether alone or in combination with other devices.

License to Other OPTi Patents.

10. Patent License. In consideration of Renesas’ performance of its obligations, undertakings, and covenants as set forth herein, including the payment obligation set forth in Paragraph 2, effective as of the date of the execution of this Standstill and Option Agreement, OPTi hereby grants to Renesas Group a nonexclusive, perpetual, worldwide, fully paid-up license under the Other OPTi Patents to make, have made (for Renesas branded product sold by Renesas), use, sell, and offer to sell any products and services and to have products and services made or performed exclusively on behalf of any member of Renesas Group based on a design developed by or for, or otherwise owned and furnished to the manufacturer, by a Renesas Group. The license granted by OPTi to Renesas hereunder will extend to any Renesas Customers for any claim arising by reason of any alleged act of infringement of the Other OPTi Patents, whether directly or indirectly, by a Renesas Product, whether alone or in combination with other devices. Nothing in this Paragraph 10 grants any license to any third party for any product or combination of products not including Renesas Products. Any power by Renesas Group to grant any such licenses to any such third party by implication or otherwise is excluded.

11. Release by OPTi. In consideration of Renesas’ performance of its obligations, undertakings, and covenants as set forth herein, including the payment obligation set forth in Paragraph 2, effective as of the date of the execution of this Standstill and Option Agreement, OPTi, its successors and assigns, fully finally and forever releases and discharges Renesas Group and Renesas Customers from any and all liability for acts or omissions existing prior to the payment of the sum referred to in Paragraph 2 arising out of or relating to the Other OPTi Patents.

License Option.

12. Upon payment of the sum referred to in Paragraph 2, and following the Final Resolution of the Action, Renesas shall have an irrevocable option to license the LPC Patents (the “License Option”).

13. The license which is the subject of the License Option shall be granted upon the terms and conditions set forth in the form of license agreement attached hereto as Exhibit B.

14. Renesas shall pay to OPTi within 20 business days of Renesas’s receipt from OPTi of the Tax Exemption Documents described in Paragraph 3 the amount of $250,000USD as a refundable, revocable advance payment of the License Option described herein.

15. Within 30 days of the Final Resolution, OPTi shall provide Renesas with written notice of the Final Resolution of the Action by overnight courier.

16. Renesas shall have the right to decline to exercise its option to license the OPTi Patents within sixty (60) days of the notice referred to in Paragraph 15 (the “Option Period”), by tendering an executed copy of Exhibit B to OPTi.

17. In the event that Renesas does not decline to exercise its License Option within the Option Period, OPTi shall tender to Renesas an executed copy of Exhibit B to Renesas within fourteen (14) days of the close of the Option Period and OPTi shall grant the licenses and rights identified therein.

18. In the event that Renesas declines to exercise its License Option within the Option Period, or if Renesas provides written notice that it will not exercise its License Option, that option will be extinguished with no right of revival by Renesas Group or any Renesas Customers. Within thirty (30) days of the end of the Option Period or within thirty (30) days of written notice that Renesas will not exercise its License Option (whichever occurs first), OPTi shall refund the $250,000USD option fee of Paragraph 11 to Renesas in whole, without deduction, to an account specified at that time by Renesas.

Termination of the Standstill.

19. In the event that Renesas permits its license option to become extinguished, and upon termination of the Standstill Period provided for in Paragraphs 5 or 6, OPTi may, in its sole discretion, bring suit against Renesas Group or Renesas Customers for any relief then available to OPTi, including for past and future damages and injunctive relief arising from the infringement by Renesas or Renesas Customers of the LPC Patents.

Presnoop Patents

20. OPTi represents and warrants that it has examined the publicly available information relating to the product lines of Renesas Group and found no evidence that there is infringement (either direct or indirect) of the Presnoop Patents by any of their products in the past or currently. Should OPTi come to believe that a future Renesas product possibly infringes the Presnoop patents, OPTi will notify Renesas of its belief of such alleged infringement and will initiate a good faith discussion between the parties prior to filing suit. The good faith discussion will include OPTi providing a detailed claim chart showing the one-to-one correspondence between the claimed elements and the then-accused Renesas products. Renesas Group shall not initiate any declaratory judgment action as a consequence of such notice. Should OPTi sell or transfer the Presnoop Patents, it shall encumber the patents with these obligations so that they will be borne by any party who later acquires the Presnoop Patents.

Additional Provisions.

21. Each Party represents and warrants that it possesses the right and power to enter into this Standstill and Option Agreement and grant the rights granted herein.

22. Each Party represents and warrants that in executing this Standstill and Option Agreement, it relied solely upon its own judgment, belief, and knowledge, and the advice and recommendations of its own independently selected counsel, concerning the nature, extent, and duration of its rights, claims, and obligations hereunder and regarding all matters that relate in any way to the subject matter hereof.

23. OPTi represents and warrants that it: (a) owns the entire right, title and interest in and to the OPTi Patents; (b) there have been no assignments, sales, licenses, conveyances or other transfer or disposition of any interest in the OPTi Patents; and (c) it has never transferred any right to any cause of action against Renesas Products.

24. In addition and without prejudice to any other remedies that may be available to either Party under this Standstill and Option Agreement, each Party acknowledges that any breach of its obligations contained in this Standstill and Option Agreement would subject the other Party to irreparable harm and that a preliminary injunction would be warranted to protect the other Party from any threatened or continuing breach of such obligations and that specific performance of the obligations hereunder is necessary (but perhaps not complete) remedy for any threatened or actual breach.

25. This Standstill and Option Agreement shall be binding on each Party and its permitted successors and assigns.

26. If OPTi assigns or transfers any rights to any of the OPTi Patents or any claims in the Action, the standstill contemplated by Paragraphs 5 or 6 shall remain in effect, and the assignee or transferee shall be bound by the standstill. As a condition of said assignment or transfer, OPTi shall enter into a written agreement with the transferee making any such assignment or transfer expressly subject to this Standstill and Option Agreement contemplated by Paragraphs 5 or 6 and making the assignee or transferee subject to the rights and obligations of OPTi and OPTi Group hereunder. The transferee shall be substituted for “OPTi” and “OPTi Group,” as appropriate, throughout this Standstill and Option Agreement. OPTi shall provide such agreement to Renesas. Any attempted or actual transfer of patents or rights in violation of this Paragraph 22 shall be null and void.

27. In the event of:

(a)	the filing by OPTi of a petition in bankruptcy or insolvency which petition or proceeding is not dismissed within sixty (60) days; or

(b)	any adjudication that OPTi is bankrupt or insolvent; or

(c)	the filing by OPTi of any petition or answer seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency which petition or proceeding is not dismissed within sixty (60) days; or

(d)	the appointment of a receiver for all or substantially all of the property of OPTi; or

(e)	the making by OPTi of any assignment for the benefit of creditors; or

(f)	the institution of any proceeding for the liquidation winding up of OPTi’s business which petition or proceeding is not dismissed within sixty (60) days.

The License Option of Paragraphs 12-18 shall be deemed fully exercised, the license agreement of Exhibit C shall be deemed fully executed, and the license contemplated in the license agreement of Exhibit C shall be fully granted.

28. The validity and interpretation of this Standstill and Option Agreement and the rights and duties of the Parties shall be governed by the laws of the State of Texas, without regard to conflicts of laws principles.

29. Any controversy, claim, or dispute between the Parties arising out of or relating to the terms of this Standstill and Option Agreement shall first be discussed in good faith between the Parties within forty-five (45) days of receipt of written notice from a Party to the other Party (-ies) identifying the alleged controversy, claim, or dispute. Should said discussion fail to resolve the issue, the issue may be resolved by instituting an action in the United States District Court for the Eastern District of Texas for breach of this Standstill and Option Agreement. The Parties agree to submit to the jurisdiction of the Court, agree not to assert any defenses other than those which relate to their compliance with the terms of this Standstill and Option Agreement, or any term hereof, and agree that no defense to a claim of breach may be based upon the claim that this Standstill and Option Agreement is invalid or unenforceable for any reason or that the LPC patents are invalid, unenforceable, or not infringed.

30. This Standstill and Option Agreement may not be assigned or transferred by either Party without obtaining prior written approval of the other Party, except in connection with the transfer of substantially all of the assets of the Party.

31. Each Party shall bear its own fees and costs related to the Action and the settlement thereof. In the event of any proceeding seeking resolution of any controversy, claim, or dispute between the Parties arising out of or relating to the terms of this Standstill and Option Agreement, the losing Party shall pay the reasonable attorneys’ fees and reasonable costs of the prevailing Party.

32. The invalidity or unenforceability of any term of this Standstill and Option Agreement shall not affect the validity or enforceability of any other term, the remaining terms being deemed to continue in full force and effect.

33. No waiver or modification of any right under this Standstill and Option Agreement shall be effective unless contained in a writing signed by the Party charged with such waiver or modification, and no waiver or modification of any right arising from any breach or failure to perform shall be deemed a waiver or modification of any future breach or failure of any other right arising under this Standstill and Option Agreement.

34. All notices to be given to a Party under any of the provisions of this Standstill and Option Agreement shall be in writing in the English language and shall be deemed to have been duly given if delivered by hand or mailed by registered, certified mail, or overnight mail service, postage prepaid, to the Party at the address given below:

If to OPTi to: OPTi, Inc. ATTN: Chief Executive Officer 3430 W. Bayshore Rd., Suite 103 Palo Alto, CA 94303

If to Renesas, to:

Renesas Technology Corp.

ATTN: General Manager

Intellectual Property Division

Renesas Technology Corp.

2-6-2 Ote-machi

Chiyoda-ku, Tokyo 100-0004

Japan

cc: Renesas Technology America, Inc.

ATTN: General Counsel

450 Holger Way

San Jose, California 95134

Notices delivered by mail shall be effective three (3) days after mailing. Such notice will be deemed effective earlier if actually received earlier by the Party. Either Party may change its address for the purposes of notice under this Standstill and Option Agreement by giving the other Party written notice of its new address.

35. This Standstill and Option Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. Such counterparts together shall constitute one and the same document, and each Party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Standstill and Option Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the Parties shall each deliver original execution copies of this Standstill and Option Agreement to one another as soon as practicable following execution.

36. This Standstill and Option Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, promises, and representations made by either Party to the other concerning the subject matter hereof and the terms of this Standstill and Option Agreement. There are no other agreements or understandings between the Parties regarding this subject matter, written or oral, express or implied. This Standstill and Option Agreement may not be released, discharged, amended, or modified in any manner except by a written instrument signed by duly authorized representatives of each Party.

In Witness Whereof, the Parties have caused this Standstill and Option Agreement to be effective as of January         , 2009.

OPTi, Inc	Renesas Technology Corp.

By:	By:

Name:	Name:	Katsuhiro Tsukamoto, Ph. D.

Title:	Title:	President & COO

Renesas Technology America, Inc.

By:

Name:

Title:

EXHIBIT A

SUBJECT TO F.R.E. 408

LICENSE AGREEMENT

This License Agreement (“License Agreement”) is entered into as of                          , 200     by and between OPTi, Inc. and Renesas Technology Corp. pursuant to the Standstill and Option Agreement between OPTi, Inc., and Renesas Technology Corp. and Renesas Technology America, Inc. dated January         , 2009 (the “Standstill and Option Agreement”). The Effective Date (“Effective Date”) of this License Agreement is the date of the last signature set below.

1.	Definitions. Capitalized Terms used in this License Agreement shall have the same meaning as in the Standstill and Option Agreement.

2.	Payment by Renesas. Renesas has paid to OPTi the sum of $250,000 in order to exercise the option granted to it under the Standstill and Option Agreement. The receipt of said exercise payment, together with Renesas’ performance of the obligations set forth herein, shall be deemed, and is acknowledged by OPTi to constitute, good and valid consideration in support of the rights granted by OPTi to Renesas and the obligations owed by OPTi to Renesas all pursuant to this License Agreement.

3.	Patent License. Effective upon the execution of this License Agreement, and subject to Renesas’s performance of its obligations under this License Agreement, OPTi hereby grants to Renesas Group a nonexclusive, perpetual, worldwide, fully paid-up license under the LPC Patents to make, have made (for Renesas branded product sold by Renesas), use, sell, and offer to sell any products and services and to have products and services made or performed exclusively on behalf of any member of Renesas Group based on a design developed by or for, or otherwise owned and furnished to the manufacturer, by a Renesas Group. The license granted by OPTi to Renesas hereunder will extend to any Renesas Customers for any claim arising by reason of any alleged act of infringement of the LPC Patents, whether directly or indirectly, by a Renesas Product, whether alone or in combination with other devices. Nothing in this License Agreement grants any license to any third party for any product or combination of products not including Renesas Products. Any power by Renesas Group to grant any such licenses to any such third party by implication or otherwise is excluded.

4.	Release by OPTi. Upon execution of this License Agreement, OPTi, its successors and assigns, fully finally and forever releases and discharges Renesas Group and Renesas Customers from any and all liability for acts or omissions existing after the date of Final Resolution and prior to the Effective Date of this License Agreement arising out of or relating to the LPC Patents.

5.	Limited Sublicensing Right to Renesas. The rights granted to Renesas under this License Agreement may not be transferred, assigned, or sublicensed, except in connection with the transfer, sale, or purchase of substantially all of the assets of one or more businesses to which the subject matter of the LPC Patents is related. In connection with any such transfer, Renesas shall have the right to grant a third-party transferee a sublicense under the LPC Patents identical to the rights granted to Renesas under this License Agreement. In the case of the transfer or sale of a Renesas business, the patent license set forth in Section 3 above will extend only to the Renesas products (and reasonable follow-on products) already being made or sold by Renesas as of the date of the transfer and shall not extend to products otherwise made or sold by the transferee. In the case of the purchase of a business by Renesas, the patent license set forth in Section 3 above will extend only to the products of the transferor made or sold by Renesas after the date of transfer and shall not extend to products otherwise made or sold by the transferee prior to the date of transfer. Renesas shall provide written notice to OPTi of any such transfer at least thirty (30) days after the date of such transfer.

6.	Term. This License Agreement shall remain in effect from the Effective Date until the date of expiration of the last to expire LPC Patent.

7.	Warranties.

a.	Each Party represents and warrants that it possesses the right and power to enter into this License Agreement and grant the rights granted herein; and,

b.	Each Party represents and warrants that in executing this License Agreement, it relied solely upon its own judgment, belief, and knowledge, and the advice and recommendations of its own independently selected counsel, concerning the nature, extent, and duration of its rights, claims, and obligations hereunder and regarding all matters that relate in any way to the subject matter hereof.

c.	OPTi represents and warrants that as of the Effective Date it: (i) owns the entire right, title and interest in and to the OPTi Patents; (ii) there have been no assignments, sales, licenses, conveyances or other transfer or disposition of any interest in the OPTi Patents; and (iii) it has never transferred any right to any cause of action against Renesas Products.

8.	Remedies. In addition and without prejudice to any other remedies that may be available to either Party under this License Agreement, each Party acknowledges that any breach of its obligations contained in this License Agreement would subject the other Party to irreparable harm and that a preliminary injunction would be warranted to protect the other Party from any threatened or continuing breach of such obligations.

9.	Successors and Assigns. This License Agreement shall be binding on each Party and its permitted successors and assigns.

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10.	Governing Law. The validity and interpretation of this License Agreement and the rights and duties of the Parties shall be governed by the laws of the State of California, without regard to conflicts of laws principles.

11.	Dispute Resolution. Any controversy, claim, or dispute between the Parties arising out of or relating to the terms of this License Agreement shall first be discussed in good faith between the Parties within forty-five (45) days of receipt of written notice from a Party to the other Party (-ies) identifying the alleged controversy, claim, or dispute. Should said discussion fail to resolve the issue, the issue may be resolved by instituting an action in the United States District Court for the Northern District of California for breach of this License Agreement. The Parties agree to submit to the jurisdiction of the Court and agree not to assert as defenses any defenses other than those which relate to their compliance with the terms of this License Agreement.

12.	Assignability. This License Agreement may not be assigned or transferred by either Party without obtaining prior written approval of the other Party.

13.	Severability. The invalidity or unenforceability of any term of this License Agreement shall not affect the validity or enforceability of any other term, the remaining terms being deemed to continue in full force and effect.

14.	Waiver and Modification. No waiver or modification of any right under this License Agreement shall be effective unless contained in a writing signed by the Party charged with such waiver or modification, and no waiver or modification of any right arising from any breach or failure to perform shall be deemed a waiver or modification of any future breach or failure of any other right arising under this License Agreement.

15.	Notices. All notices to be given to a Party under any of the provisions of this License Agreement shall be in writing in the English language and shall be deemed to have been duly given if delivered by hand or mailed by registered, certified mail, or overnight mail service, postage prepaid, to the Party at the address given below:

If to OPTi to: OPTi, Inc. ATTN: Chief Executive Officer 3430 W. Bayshore Rd., Suite 103 Palo Alto, CA 94303	If to Renesas, to: Renesas Technology Corp. ATTN: General Manager Intellectual Property Division Renesas Technology Corp. 2-6-2 Ote-machi Chiyoda-ku, Tokyo 100-0004 Japan

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Notices delivered by mail shall be effective three (3) days after mailing. Such notice will be deemed effective earlier if actually received earlier by the Party. Either Party may change its address for the purposes of notice under this License Agreement by giving the other Party written notice of its new address.

16.	Counterparts, Facsimiles. This License Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. Such counterparts together shall constitute one and the same document, and each Party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this License Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the Parties shall each deliver original execution copies of this License Agreement to one another as soon as practicable following execution.

17.	Entire Agreement, Amendments. This License Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, promises, and representations made by either Party to the other concerning the subject matter hereof and the terms of this License Agreement. There are no other agreements or understandings between the Parties regarding this subject matter, written or oral, express or implied. This License Agreement may not be released, discharged, amended, or modified in any manner except by a written instrument signed by duly authorized representatives of each Party.

In Witness Whereof, the Parties have caused this License Agreement to be executed and to become effective as of the last date written below.

OPTi, Inc	Renesas Technology Corp.

By:	By:

Name:	Name:	Katsuhiro Tsukamoto, Ph. D.

Title:

	Title:	President & COO

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EXHIBIT B

	Patent #	Title
1	5,448,742	Method and Apparatus for local memory and system bus refreshing with single-port memory
2	5,287,481	Automatic cache flush with readable and writable cache
3	5,309,568	Local Bus Design
4	5,371,880	Bus Synchronization Apparatus and Method
5	5,414,827	Automatic Cache Flush
6	5,423,019	Automatic cache flush with readable and writable cache tag memory
7	5,426,739	Local Bus I/O bus computer architecture
8	5,463,759	Adaptive write back method
9	5,469,555	Adaptive write back method
10	5,550,515	Multiphase Clock Synthesizer
11	5,577,214	Programmable Hold Delay
12	5,768,624	Application for Ping-Pong Buffering for fast DRAM access
13	5,790,831	VL-Bus / PCI Bridge
14	5,805,905	Arbitration Protocol for Shared video and Host memory
15	5,822,768	Dual Port Memory for a Unified Memory Architecture
16	5,854,638	Unified Memory Architecture with Parallel Access by Host and Video
17	5,860,113	System for Using a Dirty Bit with a Cache Memory
18	5,881,271	System and Method for Clock Management
19	5,890,002	System and Method for Bus Master Emulation
20	5,900,016	System for Using a Cache Memory with A Write-Back Architecture
21	5,905,887	Clock Frequency Detection for Computer System
22	5,907,857	Refresh-Ahead and Burst Refresh Preemption Technigue
23	5,918,072	System for Controlling Variable length PCI Burst Data
24	5,933,611	Dynamic Schedule for time Multiplexed Serial Bus
25	5,968,151	System and Method of Positively Determining ISA Cycle Claiming
26	5,974,495	Using a Back-Off Signal to Bridge a First Bus to a Second Bus
27	6,029,251	Method and Apparatus for Temperature Sensing
28	6,138,177	System and Method of Pin Programming and Configuration
29	6,567,875	USB Data Serializer

EXHIBIT C

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF TEXAS

MARSHALL DIVISION

OPTi INC.

Plaintiff

v.

ADVANCED MICRO DEVICES, INC.,

ATMEL CORPORATION, BROADCOM

CORPORATION, RENESAS

TECHNOLOGY AMERICA, INC.,

SILICON STORAGE

TECHNOLOGY, INC., STANDARD

MICROSYSTEMS CORPORATION,

STMICROELECTRONICS, INC. AND

VIA TECHNOLOGIES, INC.

§ § § § § § § § § § § § § § § §	Civil Action No. 2:07-cv-278-TJW JURY TRIAL DEMANDED

STIPULATION OF DIMISSAL WITHOUT PREJUDICE

Plaintiff OPTi, Inc. and Defendant Renesas Technology America, Inc. hereby announce to the Court that they reached certain agreements regarding the claims for relief asserted in this cause and that, by reason of those agreements, pursuant to Rule             , Federal Rules of Civil Procedure, the Parties hereby agree to a dismissal without prejudice of the claims asserted herein and further agree that each party shall each bear its own costs and attorneys’ fees.

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SO AGREED AND STIPULATED: Dated: _________, 2008	Respectfully submitted,

Sam Baxter

Lead Attorney

Gary S. Kitchen

MCKOOL SMITH, P.C.

Texas State Bar No. 01938000

sbaxter@mckoolsmith.com

gkitchen@mckoolsmith.com

104 E. Houston, Suite 300

Marshall, Texas 75670

Telephone: (903) 923-9000

Telecopier: (903) 927-9099

Michael L. Brody

Taras A. Gracey

WINSTON & STRAWN, LLP

mbrody@winston.com

tgracey@winston.com

35 West Wacker Drive

Chicago, Illinois 60601

Telephone: (312) 558-5600

ATTORNEYS FOR PLAINTIFF OPTi, INC.

3

John R. Mercy

Mercy Carter Tidwell, L.L.P.

1724 Galleria Oaks Drive

Texarkana, TX 75503

Telepohone: (903)794-9419

jmercy@texarkanalawyers.com

Paul Poirot

Brian Ferguson

Mark Davis

McDERMOTT WILL & EMERY

ppoirot@mwe.com

bferguson@mwe.com

mdavis@mwe.com

600 13th Street N.W.

Washington, D.C.

Telephone: (202)756-8000

ATTORNEYS FOR DEFENDANT RENESAS TECHNOLOGY AMERICA, INC.

4

CERTIFICATE OF SERVICE

The undersigned certifies that a true and correct copy of the foregoing document has been served on all counsel of record who are deemed to have consented to electronic service via the Court’s CM/ECF system:

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF TEXAS

MARSHALL DIVISION

OPTi INC.

Plaintiff

v.

ADVANCED MICRO DEVICES, INC.,

ATMEL CORPORATION, BROADCOM

CORPORATION, RENESAS

TECHNOLOGY AMERICA, INC.,

SILICON STORAGE

TECHNOLOGY, INC., STANDARD

MICROSYSTEMS CORPORATION,

STMICROELECTRONICS, INC. AND

VIA TECHNOLOGIES, INC.

§ § § § § § § § § § § § § § § §	Civil Action No. 2:07-cv-278-TJW JURY TRIAL DEMANDED

[PROPOSED] ORDER GRANTING STIPULATION OF DISMISSAL WITHOUT

PREJUDICE

This matter came before the Court on Plaintiff OPTi, Inc.’s and Defendant Renesas Technology, Inc.’s Stipulation of Dismissal Without Prejudice. Having considered same, it is hereby, ordered, adjudged and decreed, that all claims asserted herein between Plaintiff OPTi Inc. and Defendant Renesas Technology America, Inc. are dismissed without prejudice, each party to bear its own costs and attorneys’ fees.

SO ORDERED.